Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 21, 2014, relating to the consolidated financial statements of NextEra Energy, Inc. and subsidiaries (NextEra Energy) and Florida Power & Light Company and subsidiaries (FPL) and the effectiveness of NextEra Energy's and FPL's internal control over financial reporting, appearing in this Annual Report on Form 10-K of NextEra Energy and FPL for the year ended December 31, 2013:

NextEra Energy, Inc.		Florida Power & Light Company
Form S-8	No. 33-11631	Form S-3	No. 333-183052-02
Form S-8	No. 33-57673
Form S-8	No. 333-27079	NextEra Energy Capital Holdings, Inc.
Form S-8	No. 333-88067	Form S-3	No. 333-183052-01
Form S-8	No. 333-114911
Form S-8	No. 333-116501
Form S-3	No. 333-125275
Form S-8	No. 333-125954
Form S-8	No. 333-130479
Form S-8	No. 333-143739
Form S-8	No. 333-174799
Form S-3	No. 333-180848
Form S-3	No. 333-183052

DELOITTE & TOUCHE LLP

Miami, Florida
February 21, 2014